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                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                                     PROXY
                      FOR SPECIAL MEETING OF SHAREHOLDERS

    Solicited by the Board of Directors of American Heritage Life Investment
                                  Corporation

    I (we) hereby appoint T. O'Neal Douglas, Robert D. Davis and W. Ashley Verlander and each of them as proxies with power of substitution, to represent the undersigned and to vote all of the shares in American Heritage Life Investment Corporation which the undersigned is entitled to vote, on all matters which may come before the SPECIAL MEETING OF THE SHAREHOLDERS to be held on Wednesday, October 27, 1999 at 4:00 p.m., Jacksonville time, in the Auditorium in the American Heritage Life Building, on the First Floor, at 1776 American Heritage Life Drive, Jacksonville, Florida, and at any adjournment thereof. Notice of and the proxy statement/prospectus relating to the Special Meeting have been received by the undersigned.

    The proxies will vote the shares and will vote as specified below or, where no choice is specified, will vote the shares FOR the following proposal:

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve the Agreement and Plan of Merger and Reorganization dated as of July 8, 1999 among American Heritage Life, The Allstate Corporation, and A.P.L. Acquisition Corporation, and to approve the merger of American Heritage Life with and into A.P.L. Acquisition Corporation. A copy of the merger agreement is attached as Appendix A to the proxy statement/ prospectus relating to the Special Meeting.

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
    FOR  / /        AGAINST  / /      ABSTAIN  / /
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2.  In their discretion, the proxies are authorized to vote upon such other matters as may be incident to the conduct of the meeting or any adjournment thereof.

            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)
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                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN HERITAGE LIFE

    Should any other matter incident to the conduct of the special meeting requiring a vote of the Shareholders arise, the proxies named on the reverse side hereof are authorized to vote the same in accordance with their best judgment in the interest of American Heritage Life.

                                            Please sign exactly as name appears
                                            below. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            ------------------------------------
                                            SIGNATURE

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                                            SIGNATURE IF HELD JOINTLY

                                            Dated ________________________, 1999

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.